Cooperation Agreement for

Fund Escrow System Interface, Operation and Payment Settlement Service

Party A:

Shanghai Dianniu Internet Finance Information Service Co., Ltd.

Address:

Floor 35, Sino Life Tower, No. 707, Zhangyang Road, Pudong New Area, Shanghai

Phone:

021-61659027

Fax:

None

Postal code:

200120

Party B:

Shanghai PnR Data Service Co., Ltd.

Address:

Building C5, Phase 2, Putian Industrial Park, No. 700, Yishan Road, Shanghai

Phone:

021-33323999

Fax:

021-33323830

Postal code:

200233

Whereas, Party A has expressed its intent to work with Party B's partner bank on escrow of funds of peer-to-peer lending (P2P lending), Party A and Party B have agreed to the following:

Clause 1 Descriptions of Service

1.1

Party B shall, in accordance with the requirements of its partner bank and regulatory authorities, connect Party A's P2P lending intermediary platform ("Party A's Platform") to the bank's accounting system and escrow Party A's P2P lending funds in the bank by completing the interface with the bank's system.

1.2

Following the establishment of the interface with its partner bank, Party B shall provide Party A with interface upgrade, operation and maintenance services.

1.3

Party B shall provide Party A with system modules, including user information authentication, escrow account charge and cash withdrawal, transaction information query, user information management and other value-added functions.

Clause 2 System Functions

2.1

User information authentication: Party A and Party A's user (a natural persons, legal person or other organizations registered as a borrower or lender on Party A's Platform) may access the bank's fund escrow system through the system interface provided by Party B so long as Party B's system authenticates the information of Party A's natural person user to assist them to set up bank escrow accounts. Party A shall ensure the natural person user is authentic, and the legal person or other organization user is an entity that lawfully exists and engages in legitimate business activities. Party A shall strictly review the user’s information and ensure that the information submitted through Party A's Platform is true, accurate, legal and valid. Party A and Party A's user shall abide by the account operation rules set forth by Party B's partner bank and work with Party B to complete the user information authentication.

2.2

Escrow account charge: Party A's user can use the system interface provided by Party B to use the payment service provided by Party B in P2P lending payment and settlement transactions, or payment services provided through the escrow bank, accomplishing functions such as charge and payment of fees for the escrow account (an account opened after approval by the partner bank, for which Party A or Party's user file an application through Party A, and the account is used only by Party A and Party A's user for P2P lending fund settlement during the term of the agreement) of P2P lending transactions. For escrow account charges made by Party A's user through payment services provided by the escrow bank are known as "other charges" hereunder.

2.3

Cash withdrawal from escrow account: Through the system interface provided by Party B, Party A and Party A's user can access the bank's escrow system and withdraw cash from the bank card attached to the escrow account opened at the partner bank by themselves. The time required for transfer depends on the cash withdrawal manner selected in the orders given by the bank's escrow system to Party A's system.

2.4

Quick charge for the escrow account. When a natural person user of Party A makes the first quick charge to his/her escrow account, he/she authorizes Party B to deduct an amount specified by him/her from his/her specified debit card, and Party B will verify the payment through a number of means including ID, name, bank card number and mobile phone number, and when the bank card attachment is verified, the escrow account charge transaction is completed. When another charge is made to the escrow account, after entry of the SMS verification code or confirmation of other verification methods required by Party B, the user will be deemed to have confirmed the transaction and its amount, and send an irrevocable instruction to Party B who accordingly entrusts the bank or a third party to transfer funds from the user's bank card first attached by the user to the escrow account. After Party A' natural person user activates the quick charge function, the attached debit card will be considered the only cash-withdrawing card for his/her escrow account, and without review and confirmation by Party B, the user shall not change, remove, or add such cash-withdrawing card or quick charge card for the escrow account.

2.4.1

Party A's natural person user shall be the legal holder of the bank debit card and its use shall not violate the legitimate rights and interests of any third party. Party A and Party A's natural person user shall not use the quick charge function of the escrow account to commit illegal acts such as cashing out, money laundering, gambling, fraud, and false transactions, otherwise Party B has the right to take actions in accordance with provisions of laws and regulations, and regulatory authorities.

2.4.2

Party A's natural person user shall be responsible for all losses arising out of disclosure and misuse of sensitive information including but not limited to escrow account number or SMS verification code, and Party B shall be obliged to cooperate with Party A and Party A's user in the event of such risk event to take remedial measures.

2.4.3

When Party A's natural person user applies for removal of the attached bank card, Party A must strictly follow the removal processes issued by Party A, collect and review the natural person user' information, and ensure that the information is true, legal and valid. Party B's above operations according to the application of Party A's natural person user will be at the risk of Party A and Party A's natural person user.

2.4.4

Party A shall ensure that the instructions given to Party B are authorized by Party A's user and deemed accurate. When Party B suffers a loss due to violation of this agreement by Party A or Party A's user, Party A or Party A's user shall take corresponding responsibility, and Party B will suspend or discontinue the quick charge function of the escrow account based on the risk.

2.5

Other functional services provided by Party B to Party A include but are not limited to transaction information query and user information management. Party B shall have the right to upgrade the system functions based on risk control and transaction regulation requirements, and Party A shall not refuse without cause. The launch of new functions to the account are subject to Party B's system display or supplementary agreements signed by the parties.

Clause 3 Rights and Obligations

3.1

Rights and Obligations of Party A

3.1.1

Party A shall provide Party B with true business qualification documents, brand information, business description and relevant legal proof, and authorize Party B to investigate and verify Party A's credit status as required for business management. Party A shall be liable for all consequences arising from false, inaccurate, or incomplete information. When any change of Party A's business information may affect the cooperation of the parties, including but not limited to change of party, name, legal representative, or contact person with Party B, Party A shall notify Party in writing and provide relevant evidence as required by Party B.

3.1.2

Party A is responsible for the daily operation and maintenance of its own platform to ensure that the connection to Party B is established in accordance with the interface standards and data formats and other technical standards agreed by the parties. Party A shall not crack Party B's payment service system and program by reverse engineering, or copy, modify, compile, integrate and tamper with such system and program (including but not limited to source program, target program, software documentation, data running on local computer memory, client-to-server data, or server data), or modify or add the original functions of Party B's payment service system.

3.1.3

Party A shall strictly abide by the provisions of national laws, regulations and regulatory authorities, have the qualifications to engage in relevant business, obtain administrative license or filing according to the law, and ensure that its own platform business and the information released is legal, true and valid. Party A shall be solely responsible for any disputes arising from violation of the laws or regulations, false, obsolete or incomplete information on the website, and compensate Party B for the losses thus caused.

3.1.4

Party A shall ensure that all instructions given to Party B's system are timely, safe and confidential, are authorized by Party A's user and correct. Complaints by Party A's user, legal liabilities and all other consequences due to unauthorized or wrong instructions will be assumed by Party A, which will have nothing to do with Party B.

3.1.5

Party A shall strictly review the qualification and credit of Party A's user. If there is any illegal transaction, Party A shall bear the corresponding legal liability. During the period of cooperation, Party A shall be responsible for Party B‘'s loss, including but not limited to economic loss or goodwill loss, arising out of Party A's non-compliant or illegal acts. Party A shall indemnify Party B against all losses suffered by Party B if Party A fails to perform its review obligations and Party B is held legally liable.

3.1.6

Party A shall not transfer the interface technology, security protocol and certificate provided by Party B to any other third party without Party B's permission. After termination of the cooperation, Party A shall promptly destroy all the technical documents provided by Party B and shall not use or transfer them to any other third party.

3.1.7

Party A shall properly keep its administration account and password as well as bear all the losses caused by poor maintenance or use of the account and password. Party B will only provide assistance in accounting queries and password reset, and will not take responsibility for such losses. Party A shall properly retain the information and data (including but not limited to the information such as order number, customer name, ID number, date of transaction, transaction amount and other P2P lending information) from the transactions for a period of no less than five years from the completion date of completion of the transaction. The financial risk and liability due to Party A's default or other violations shall be borne by Party A.

3.1.8

Party A agrees that its business under this agreement will only be conducted using the system services provided by Party B. If Party A uses a system not provided by Party B, the relevant complaints and disputes caused will be resolved by Party A, and Party B has the right to terminate the cooperation without reimbursing any of the service costs.

3.1.9

In the event of a suspicious transaction, denials of a transaction by the cardholder or refusal to pay, suspected risk, or other circumstances where a regulatory body or other laws and regulations so require, Party A shall, at the request of Party B, provide relevant true information about Party A or Party A's user to judiciary authorities, other authorities, or assist Party B in doing so.

3.1.10

Party A is responsible for dealing with customer disputes such as complaints, returns and other complaints caused by false information or content on its website, defects in quality of goods or services and bear all legal liabilities. Party A shall indemnify Party B against all losses that occur due to the above reasons.

3.2

Rights and Obligations of Party B

3.2.1

Party B is responsible for the interface between Party A and escrow account system of the partner bank will provide the services agreed herein to Party A during the operation of the system, and may charge Party A in accordance with this agreement. Party B shall not be liable if Party A's qualifications fail to meet the access standards for escrow of the partner bank, and the partner bank and Party A are unable to start the cooperation or suspend/terminate the cooperation.

3.2.2 Party B shall be responsible for the safety, confidentiality, accuracy, and timeliness of the information processing of its systems in accordance with the requirements of laws, regulations, regulatory authorities and cooperative banks.

3.2.3 Party B is responsible for accepting complaints related to system docking services and bears the corresponding responsibility due to fault. In addition, Party B shall not be liable for any commercial disputes between Party A and its user or between Party A and the cooperative bank.

3.2.4 Party B shall provide the payment service agreed upon in this Agreement for Party A. Party B has the right to retain the right to adjust according to the bank cooperation, but shall inform Party 3 workdays in advance.

3.2.5 Party B is responsible for answering the questions related to transaction inquiries, data reconciliation and capital settlement from Party A and its user in the use of Party B’s system.

3.2.6 Party B shall have the right to update and maintain Party A’s interface on the basis of the bank custody system, update the service system of Party B, and in doing so, may influence the running of Party A’s platform therefore obligating Party B to inform Party A 3 workdays in advance and to not occupy Party A’s trading peak hours as far as possible to reduce the impact of Party A's business activities.

3.2.7 Party B shall accomplish corresponding operations according to the accurate orders sent by Party A, and be responsible for the safety, confidentiality and timeliness of the information processing of the system. Party B has the right at any stage through one or more ways such as real-name verification, bank card authentication, order matching and face recognition to verify whether the instructions issued by Party A was authorized by Party A, and Party B has the right to refuse the order which was not authorized by Party A or was not in accordance with the user’s actual authorization.

3.2.8 Party B may refuse to pay or claim for the amount that Party A / Party A’s user violates national laws and regulations or the relevant provisions of this agreement.

3.2.9 If Party A and its legal representative are listed in the blacklist by China Payment Clearing Association or Bank Clearing Corporation in the effective period of this agreement, Party B shall have the right to terminate the cooperation with Party A within 10 days after verification of the aforesaid circumstances and shall not bear any Breach of contract.

3.2.10 If Party A has the following circumstances, Party B has the right to refuse to provide quick withdrawal service:

(1) Party A and Party B have signed this Agreement for less than 90 days; and

(2) The successive trading lasts less than 30 days in the validity of this Agreement;

3.2.11 Party B shall only provide the contents of the aforesaid service as stipulated in this Agreement, and shall not be responsible for any dispute not arising from the above-mentioned services.

3.2.12 Party B has the right to conduct on-site inspection and website inspection to Party A according to the need of risk control, including but not limited to whether the actual operation is true, whether the legal representative is true, whether the risk control management system is perfect, the situation of independent risk control department, and the matching degree of website transaction content and background data flow, Party A shall actively cooperate with Party B, and Party B has the right to take relevant measures according to the inspection results.

Clause 4 Brand management

4.1 Party B shall authorize Party A to use the brand identity of "PnR" in the validity period of this Agreement, including the standard edition and the standard combined edition of brand identity. Party A may only use Party B's logo on its free platform and related communication materials agreed upon in this Agreement. Party B shall strictly abide by the "PnR Brand User Manual" when using the brand identity and shall not modify, deform, discolor or attach other pictures, words and symbols which are not specified in VI Criterion.

4.2 Party A shall not use the “ChinaPnR” brand and the cooperative business hereunder to make false, exaggerated and misleading advertisements. Without the permission of Party B, Party A shall not authorize other third parties to use the “ChinaPnR” brand LOGO. The legal liabilities and economic losses caused by Party A’s illegal use of Party B’s brand shall be solely borne by Party A. If the brand image of Party B is damaged due to Party A’s reason, Party B has the right to request rectification or cancellation of authorization and to hold Party A legally responsible therefor.

Clause 5 Fees

Party B shall charge Party A the service fee according to the following standards and charge the relevant fees according to the specified methods:

	Charge	Concessionary Period (Before June 30, 2017)
Normative linking technology service for banking system interface	RMB150,000/one-off	RMB100,000/one-off
Upgraded linkage to banking system interface and operation and maitenance service	RMB120,000/one time/year	During the term of this agreement, Party A shall pay a lump sum of RMB60,000, and the standard cost of the following year is RMB150,000/one time/year
Related access license for payment system (including user information authentication)	RMB120,000/one time/year

Payment service item	Content	Fee
Escrow account top-up	■ Personal online banking top-up (only for debit card transactions)	1.5‰ of the top-up amount in case of Industrial and Commercial Bank of China, Agriculture Bank of China, China Construction Bank or China CITIC Bank
2.5‰ of the top-up amount in case of other banks
	■ Enterprise online banking top-up	RMB10/bill
	■ Quick top-up	1.5‰ of the top-up amount
	■ Other top-up	0.5‰ of the top-up amount
Withdraw cash from escrow account	■ Quick cash withdrawal, that is, the cash payment arrives at the designated account on the withdrawal date (“T day”)	0.5‰ of withdrawal amount/day + RMB2/bill
	■ General cash witdrawal, that is, the cash payment arrives at the designated account at T+1 working days	RMB2/bill

Note: ① the mark ■ indicates the payment service function opted to open by Party A

The above expenses shall be deducted from the exclusive account for settling Party A’s handling fee, and the transaction fails when the balance of the account is insufficient.

Party B shall settle the bank account designated by Party A on a T+1 working days basis after Party A requests settlement of the exclusive account for settling the handling fee. Party A designates the following accounts as the initial settlement account:

Account Name: Shanghai Dianniu Internet Finance Information Services Co., Ltd (Subject to the compliance with the name registered in the industrial and commercial administration)

Account No.:

Opening Bank: Ping An Bank Co., Ltd., Shanghai Lujiazui Sub-branch

      ②Banks supporting personnal online banking top-up:

Industrial and Commercial Bank of China, Agricultural Bank of China, Bank of China, Construction Bank, Bank of Communications, Minsheng Bank, China Merchants Bank, Everbright Bank, Industrial Bank, Pudong Development Bank, China Postal Savings Bank, Shanghai Bank, Shanghai Rural Commercial Bank, CITIC Bank, Fudian Bank.

Banks supporting enterprise online banking top-up:

Industrial and Commercial Bank of China, Agricultural Bank of China, Bank of China, Construction Bank, Bank of Communications, China Merchants Bank, Everbright Bank, Pudong Development Bank, Ping An Bank, Beijing Rural Commercial Bank.

Banks supporting quick top-up:

Industrial and Commercial Bank of China, Agricultural Bank of China, Shanghai Bank, Construction Bank, Bank of China, Everbright Bank, Industrial Bank, CITIC Bank, Ping An Bank, Shanghai Pudong Development Bank, China Bohai Bank, Postal Savings Bank.

      ③If the user of Party A uses the quick cash withdrawal at the working day immediately prior to the holiday (including weekends and legal holidays), it shall be charged at 0.5‰ of the withdrawal amount/day * (the number of holiday days + 1) + RMB2/bill.

      ④Party B shall have the right to adjust the quantity, rate as well as the limit for single bill or single day of the supporting banks based on the risk control or bank cooperation, and Party B will inform Party A in advance of such adjustment.

Clause 6 Terms of Settlement and Payment

6.1 Party A shall promptly pay a lump sum to Party B consisting of the relevant expenses involved in the system service items agreed in Article V hereof, and the payment shall be completed no later than five working days after the signing of this agreement. Party B shall issue the invoice to Party A within 15 working days after receiving the corresponding payment.

6.2 In the event Party A unilaterally terminates this agreement within the validity of this agreement, Party B will not return all the payment paid by Party A.

6.3 In case of the renewal of the agreement as provided herein, Party A shall pay to Party B the relevant payment involved in the system service items agreed in Article V hereof (other than the one-off cost) within the five working days after the commencement of automatic renewal. Party B shall issue the invoice to Party A within 15 working days after receiving the corresponding payment.

Party B: Account Name: Shanghai PnR Data Service Co., Ltd

Account No.:

Opening Bank: Shanghai Pudong Development Bank, Minhang Sub-branch

Clause 7 Account Review

Party A can review the accounts through the port provided by Party B. The materials Party A can download include all successful transactions confirmed online within each transaction day, and the transactions which Party B has not confirmed but funds have been successfully deducted by banks or Party B's system.

Clause 8 Intellectual Property

Either party has the ownership rights related to the content of its own network services, including but not limited to words, software, sound, pictures, videos, charts, advertisements, e-mails. All contents are protected by the laws in relation to, among others, copyrights, trademark rights, intellectual property rights and property rights.

Clause 9 Confidentiality Obligation

The Parties shall keep the business and technical secrets of the other confidential during the performance of this Contract. Neither Party shall disclose the business and technical secrets of the other Party to any third party, nor shall it improperly use the same. Upon termination, change, or dissolution of this Agreement, either Party’s confidentiality obligation shall remain valid, until the business and technical secrets of the other Party are made known to the public for reasons not attributable to such Party.

Clause 10 Risk Disclosure

10.1 Party B shall provide professional system and payment services for Party A and shall not be involved in Party A’s commercial activities. Party B assumes no legal responsibility for any dispute between Party A and the user over the collection of charges, breach of contract during the operation of the platform, etc.

10.2 Party B shall provide Party A with the services as specified herein, and it assumes no responsibility for operational risks or guarantee of the platform.

10.3 Party A shall ensure that Party B will not be held liable for any economic or reputation loss due to Party A’s commercial activities. Where Party A encounters difficulty in fund flow, carries out business in violation of laws or closes down its business, or is suspected of a criminal crime of illegal fund raising, etc., it shall independently assume all the consequences arising therefrom.

Clause 11 Force Majeure

11.1 “Force Majeure” means an objective circumstance which occurs upon conclusion of this Agreement and cannot be foreseen, avoided or overcome by the affected Party. In the event of suspension of the services provided by Party B due to upgrading or failure of telecommunication or bank systems or other reasons not attributable to Party B’s willful misconduct or gross negligence, Party B shall not be liable for breach.

11.2 Either Party that is prevented from performing this Agreement, in whole or in part, as a result of the Force Majeure may be released, in whole or in part, from its responsibilities hereunder. Upon occurrence of the Force Majeure, the Parties must immediately negotiate and determine whether to continuously perform or terminate this Agreement.

Clause 12 Reservation of Right and Subsequent Legislation

12.1 No failure by either Party to enforce any rights granted hereunder or to take action against the other Party in the event of any breach hereunder shall be construed as a waiver of such rights or the right to hold the other Party liable for breach.

12.2 Where it is necessary to adjust the contents of cooperation due to the subsequent national legislation or changes in the legal and regulatory provisions, either Party may modify or supplement this Agreement in accordance with the subsequent national legislation or relevant legal and regulatory provisions, and the Parties shall negotiate about the subsequent cooperation and sign a supplementary agreement. Where Party B becomes unqualified to provide the services hereunder due to such changes and renders it impossible for continuously perform this Agreement, Party B may dissolve this Agreement without liability for breach.

Clause 13 Settlement of Disputes and Governing Law

Any and all disputes arising out of, or in connection with, this Agreement shall be settled by the Parties through amicable negotiations. If no agreement is reached through negotiations, either Party may file a lawsuit with the competent court at Party B’s locality.

The conclusion, effectiveness, change, performance, dissolution, termination, and interpretation of this Agreement and all matters arising therefrom shall be governed by the laws and regulations of the People’s Republic of China.

Clause 14 Term and Termination

14.1 The term of this Agreement is from April 3, 2017 to April 2, 2018.

This Agreement shall be automatically extended for another year if neither Party proposes to terminate this Agreement within one month prior to the expiration of this Agreement.

14.2 Upon the occurrence of any of the following circumstances, the non-breaching Party may immediately terminate this Agreement by serving a written notice to the breaching Party.

14.2.1 Either Party fails to perform relevant obligations in breach of this Agreement and fails to correct its breach upon written notification by the other Party.

14.2.2 Either Party commits a material breach of this Agreement within the term of this Agreement and renders it impossible to realize the purpose of the Agreement.

14.2.3 Either Party incurs complaints from or disputes with user and other risk events due to breach of this Agreement within the term of this Agreement and causes other losses to the other Party including but not limited to loss of reputation and actual economic loss.

14.3 Under any of the following circumstances, Party B is entitled to send a rectification notice or risk warning letter to Party A, and take necessary restriction measures; if Party A fails to meet Party B’s rectification requirements within the time limit specified by the rectification notice, Party B is entitled to immediately terminate this Agreement by serving a written Notice of Dissolution of the Agreement to Party A and claim compensation from Party A for its losses incurred under the following circumstances, and Party A shall have no right to request Party B to refund the paid service charges.

14.3.1 Party A’s website is suspected of violating laws and regulations (including but not limited to: committing illegal fund raising, illegal absorption of public deposits or other violations, conducting business operations in bad faith, defrauding of or stealing the user’s funds, receiving warnings from or being ordered to suspend its business by or receiving punishments from judiciary authorities and financial regulators, etc.).

14.3.2 Party B identifies any major risk in Party A’s transactions through petrol inspection on the site or on Party A’s website or through judgment by Party B’s risk control system, and Party A rejects to cooperate with Party B to take relevant measures.

14.3.3 Party A incurs any risk event during the use of the system, including but not limited to: complaints from Party A’s user that cause bad effects or fund losses to Party B, abnormal operation of the website or overdue repayment that affects Party A’s normal operation or causes reputation and fund losses to Party B, failure to withdraw cash, failure to conduct point-to-point operation based on Party A’s user, and frequent request for offline account regulation without justified reasons.

14.3.4 There is any material change in Party A’s business qualifications, resulting in noncompliance with the cooperation purpose hereunder.

14.4 During rectification, if Party B finds any risks in Party A’s relevant behaviors, Party B is entitled to start a risk security mechanism (including but not limited to notifying the bank of freezing the funds in the questionable account and restricting the account functions) while sending a written Notice of Dissolution of the Agreement in order to protect the fund security of Party A’s user.

Clause 15 Miscellaneous

15.1 In case of any conflicts or discrepancies between this Agreement and any previous similar agreements concluded between the Parties, the former shall prevail.

15.2 This Agreement is made in duplicate, one for each Party, both of which shall be equally authentic and take effect upon being signed and stamped by the Parties’ duly authorized signatories.

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(Signature Page Follows)

Party A: Shanghai Dianniu Internet Finance Information Service Co., Ltd.	Party B: Shanghai PnR Data Service Co., Ltd.
(Seal)	(Seal)
Signature of Legal Representative (or Authorized Representative): /s/ Zeng Erxin Zeng Erxin	Signature of Legal Representative (or Authorized Representative): Zhong Hongbo (Seal)
Signing Date: March 30, 2017	Signing Date: March 30, 2017